Cricut, Inc. Reports Second Quarter 2022 Financial Results
Total users grew to nearly 7.2 million, up 34% over Q2 2021
Paid subscribers increased to nearly 2.4 million, up 34% over end of Q2 2021
Delivered Q2 2022 revenue of $183.8 million, 45% decline compared to a strong prior year Q2 2021
Delivered 14th consecutive quarter of profitability with net income of $13.8 million
Board of Directors authorized $50 million share repurchase program
SOUTH JORDAN, Utah, August 9, 2022 (GLOBE NEWSWIRE) -- Cricut, Inc. (“Cricut”) (NASDAQ: CRCT), the creative technology company that has brought a connected platform for making to millions of users worldwide, today announced financial results for its second quarter ended June 30, 2022.
“Our Q2 performance reflects the current macroeconomic environment, coupled with elevated channel inventory as a result of the pandemic. While top line results were disappointing, we believe those inventory levels will be rebalanced in the second half of the year,” said Ashish Arora, Chief Executive Officer of Cricut. “We operate from a position of strength, with a resilient business model and strong balance sheet. In addition, Cricut’s platform provides tremendous opportunity to interact with our nearly 7.2 million existing users throughout their entire crafting journey. Many of our investments are showing signs of success, building confidence that what we’re doing today will be the most impactful to Cricut in the medium to long-term growth.”
Second Quarter 2022 Financial Results
•Revenue was $183.8 million, down 45.1% compared to Q2 2021.
•Connected machine revenue was $35.4 million, down 75.8% from Q2 2021 with pressure from softer consumer demand and higher channel inventory. New user adds, which is correlated to machine sell through, was down almost 33.6% for the same period. .
•Subscriptions revenue was $67.6 million, up 33.4% over Q2 2021.
•Accessories and materials revenue was $80.7 million, down 41.3% from Q2 2021.
•Gross margin was 46.5%, up from 39.0% in Q2 2021.
•Operating income was $20.0 million, or 10.9% of total revenue, compared to $64.2 million, or 19.2% of revenue in Q2 2021.
•Net income was $13.8 million, down 71.9% over Q2 2021, and was 7.5% of revenue, compared to $49.1 million, or 14.7% of revenue in Q2 2021.
•Diluted earnings per share was $0.06.
•International revenue decreased by 14.3% over Q2 2021 and was 13.2% of total revenue, up from 8.5% of total revenue in Q2 2021.
"Our business model benefits from diversified revenue streams, a versatile platform, and a powerful community of users. As we continue to navigate macroeconomic headwinds, we are driving relentless focus on our platform investments to monetize our existing users and drive new user acquisition. Subscription revenue grew 33% year-over-year in the second quarter, demonstrating our ability to leverage our connected platform and invest in new features and functionality," said Kimball Shill, Chief Financial Officer of Cricut. "We have a strong balance sheet and remain focused on managing our resources with a commitment to delivering healthy long-term operating margins."
Recent Business Highlights
•Increased focus on existing user base:
◦Total users on the platform grew by over 288 thousand during the second quarter. As of the end of June, total users on the platform were up approximately 34% year over year to nearly 7.2 million.
◦Number of engaged users significantly increased year over year. As of the end of Q2 2022, there were nearly 3.7 million engaged users, an increase of approximately 525 thousand, or 17% compared to Q2 2021.

◦Paid subscribers grew to nearly 2.4 million by the end of June, up 34% year over year.
•Expanded international footprint:
◦Recently launched in Thailand and Turkey with upcoming launches in India, Japan, Taiwan, and South Korea over the next few months.
•Expanded Cricut platform and improved user experience:
◦Added premium design tools, Automatic Background Remover for iOS and Monogram Maker, available exclusively to Cricut Access members.
◦Expanded user touchpoints within Cricut Design to improve merchandising, marketing and promotion efforts to our existing user base.
◦Continued to develop and expand our Contributing Artist Program, our newly launched content marketplace, where artists can build a community of followers inside Design Space. This marketplace expands our content library and enriches our subscriptions services. Images from Contributing Artists are included in Cricut Access subscription services, while also available for stand-alone purchase within Design Space.
Key Performance Metrics

	As of June 30,
	2022	2021
Users (in thousands)	7,192	5,373
Percentage of Users Creating in Trailing 90 Days	51%	59%
Paid Subscribers (in thousands)	2,367	1,765

	Three Months Ended June 30,
	2022	2021
Subscription ARPU	$9.59	$9.83
Accessories and Materials ARPU	$11.45	$26.67
Share Repurchase Authorization
Cricut's board of directors authorized a repurchase program. Through the program, the Company may repurchase up to $50 million of the Company’s Class A common stock. Shares may be purchased from time to time in the open market or in privately negotiated transactions, in accordance with Rule 10b-18 and/or Rule 10b5-1 of the Exchange Act. The share repurchase program may be suspended or discontinued at any time and does not have a predetermined expiration date.
Webcast and Conference Call Information
Cricut management will host a conference call and webcast to discuss the results today, Tuesday, August 9, 2022 at 3:00 p.m. Mountain Time (5:00 p.m. Eastern Time). Information about Cricut’s financial results, including a link to the live and archived webcast of the conference call, will be made available on Cricut’s investor relations website at https://investor.cricut.com.
The live call may also be accessed via telephone. Please pre-register using this link: https://register.vevent.com/register/BI6979ad7dc39f40c5b7dd12803f71c010. After registering, a confirmation will be sent via email and will include dial-in details and a unique PIN code for entry to the call. To avoid long wait times, we suggest registering at minimum 15 minutes before the start of the call to receive your unique PIN code.
About Cricut, Inc.
Cricut, Inc. is a creative technology platform company whose cutting machines and design software help people lead creative lives. Cricut hardware and software work together as a connected platform for consumers to make beautiful, high-quality DIY projects quickly and easily. These industry-leading products include a flagship line of smart cutting machines — the Cricut Maker® family, the Cricut Explore® family, and Cricut Joy® — accompanied by other unique tools like

Cricut EasyPress®, the Infusible Ink™ system, and a diverse collection of materials. In addition to providing tools and materials, Cricut fosters a thriving community of millions of dedicated users worldwide.
Cricut has used, and intends to continue using, its investor relations website and the Cricut News Blog (https://cricut.com/blog/news/) to disclose material non-public information and to comply with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website and the Cricut News Blog in addition to following our press releases, SEC filings and public conference calls and webcasts.
Media Contact:
Kriselle Laran
pr@cricut.com
Investor Contact:
Stacie Clements
investors@cricut.com
Source: Cricut, Inc.
Key Performance Metrics
In addition to the measures presented in our consolidated financial statements, we use the following key business metrics to help us evaluate our business, identify trends affecting our business, formulate business plans and make strategic decisions. We believe these metrics are useful to investors because they can help in monitoring the long-term health of our business. Our determination and presentation of these metrics may differ from that of other companies. The presentation of these metrics is meant to be considered in addition to, not as a substitute for or in isolation from, our financial measures prepared in accordance with GAAP.
Glossary of Terms
Users: We define a User as a registered user of at least one registered connected machine as of the end of a period. One user may own multiple registered connected machines, but is only counted once if that user registers those connected machines by using the same email address.
Engaged Users: We define the Engaged Users as users who have used a connected machine for any activity, such as cutting, writing or any other activity enabled by our connected machines, in the past 90 days.
Percentage of Users Creating in Trailing 90 Days: We define the Percentage of Users Creating in Trailing 90 Days (Engaged Users) as the percentage of users who have used a connected machine for any activity, such as cutting, writing or any other activity enabled by our connected machines, in the past 90 days. We calculate the percentage by dividing the number of Engaged Users in the period by the total user base.
Paid Subscribers: We define Paid Subscribers as the number of users with a subscription to Cricut Access or Cricut Access Premium, excluding cancelled, unpaid or free trial subscriptions, as of the end of a period.
Subscription ARPU: We define Subscription ARPU as Subscriptions revenue divided by average users in a period.
Accessories and Materials ARPU: We define Accessories and Materials ARPU as Accessories and Materials revenue divided by average users in a period. Accessories and Materials ARPU fluctuates over time as we introduce new accessories and materials at various price points and as the volume and mix of accessories and materials purchased changes.
Cautionary Statement Regarding Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 as amended (the “Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, quotations from management, business outlook, strategies, market size and growth opportunities. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “anticipates,” “believes,” “targets,”

“potential,” “estimates,” “expects,” “intends,” “plans,” “projects,” “may” or similar terminology. In particular, statements, express or implied, concerning future actions, conditions or events, future results of operations or the ability to generate revenues, income or cash flow are forward-looking statements. These statements are based on and reflect our current expectations, estimates, assumptions and/ or projections and our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions, many of which are beyond our control, that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections will prove to be correct or that any of our expectations, estimates or projections will be achieved. The forward-looking statements included in this press release are only made as of the date indicated on the relevant materials and are based on our estimates and opinions at the time the statements are made. We disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances or changes in opinion, except as required by law.
Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements including, but not limited to, risks and uncertainties associated with: our ability to attract and engage with our users; competitive risks; supply chain, manufacturing, distribution and fulfillment risks; international risks, including regulation and tariffs that have materially increased our costs and the potential for further trade barriers or disruptions; sales and marketing risks, including our dependence on sales to brick-and-mortar and online retail partners and our need to continue to grow online sales; risks relating to the complexity of our business, which includes connected machines, custom tools, hundreds of materials, design apps, e-commerce software, subscriptions, content, international production, direct sales and retail distribution; risks related to product quality, safety and warranty claims and returns; risks related to the fluctuation of our quarterly results of operations and other operating metrics; risks related to intellectual property, cybersecurity and potential data breaches; risks related to our dependence on our Chief Executive Officer; risks related to our status as a “controlled company”; and the impact of economic and geopolitical events, natural disasters and actual or threatened public health emergencies, such as the ongoing COVID-19 pandemic and any resulting economic slowdown from any of these events, or other resulting interruption to our operations. These risks and uncertainties are described in greater detail under the heading “Risk Factors” in the most recent form 10-Q that we have filed with the Securities and Exchange Commission (“SEC”).

Cricut, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue:
Connected machines	$35,438	$146,326	$97,829	$287,646
Subscriptions	67,604	50,673	132,382	96,812
Accessories and materials	80,715	137,494	198,329	273,857
Total revenue	183,757	334,493	428,540	658,315
Cost of revenue:
Connected machines	34,882	116,217	95,595	235,909
Subscriptions	6,181	5,285	12,433	9,583
Accessories and materials	57,266	82,696	136,064	162,258
Total cost of revenue	98,329	204,198	244,092	407,750
Gross profit	85,428	130,295	184,448	250,565
Operating expenses:
Research and development	20,055	20,606	40,585	36,304
Sales and marketing	31,516	33,030	64,305	60,519
General and administrative	13,828	12,507	28,122	24,926
Total operating expenses	65,399	66,143	133,012	121,749
Income from operations	20,029	64,152	51,436	128,816
Total other income (expense), net	322	14	283	(15)
Income before provision for income taxes	20,351	64,166	51,719	128,801
Provision for income taxes	6,524	15,040	14,388	30,257
Net income	$13,827	$49,126	$37,331	$98,544
Other comprehensive income (loss):
Change in net unrealized gains (losses) on marketable securities	(343)	—	(343)	—
Change in foreign currency translation adjustment, net of tax	(110)	4	(122)	(9)
Total other comprehensive income (loss):	(453)	4	(465)	(9)
Comprehensive income	13,374	49,130	36,866	98,535
Earnings per share, basic	$0.06	$0.24	$0.17	$0.47
Earnings per share, diluted	$0.06	$0.22	$0.17	$0.46
Weighted-average common shares outstanding, basic	214,852,256	208,205,162	213,634,584	207,760,027
Weighted-average common shares outstanding, diluted	220,791,640	222,947,030	221,199,963	216,403,427

Cricut, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	As of June 30, 2022	As of December 31, 2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$147,771	$241,597
Marketable securities	83,547	—
Accounts receivable, net	81,061	199,508
Inventories	484,216	454,174
Prepaid expenses and other current assets	28,498	32,820
Total current assets	825,093	928,099
Property and equipment, net	63,112	53,261
Operating lease right-of-use asset	19,541	17,653
Intangible assets, net	1,140	1,520
Deferred tax assets	3,255	3,255
Other assets	34,458	2,462
Total assets	$946,599	$1,006,250
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$113,554	$204,714
Accrued expenses and other current liabilities	43,028	69,351
Deferred revenue, current portion	31,261	30,547
Operating lease liabilities, current portion	5,257	3,755
Total current liabilities	193,100	308,367
Operating lease liabilities, net of current portion	16,709	15,780
Deferred revenue, net of current portion	3,913	4,858
Other non-current liabilities	4,617	3,269
Total liabilities	218,339	332,274
Commitments and contingencies (Note 10)
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 100,000,000 shares authorized, no shares issued and outstanding as of June 30, 2022 and December 31, 2021.	—	—
Common stock, par value $0.001 per share, 1,250,000,000 shares authorized as of June 30, 2022, 222,186,359 shares issued and outstanding as of June 30, 2022; 1,250,000,000 shares authorized as of December 31, 2021, 221,913,559 shares issued and outstanding as of December 31, 2021.	222	222
Additional paid-in capital	734,787	717,369
Accumulated deficit	(6,229)	(43,560)
Accumulated other comprehensive income (loss)	(520)	(55)
Total stockholders’ equity	728,260	673,976
Total liabilities and stockholders’ equity	$946,599	$1,006,250

Cricut, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net income	$37,331	$98,544
Adjustments to reconcile net income to net cash and cash equivalents (used in) provided by operating activities:
Depreciation and amortization (including amortization of debt issuance costs)	12,129	8,317
Stock-based compensation	19,360	19,795
Non-cash lease expense	2,406	1,887
Provision for inventory obsolescence	4,454	1,598
Other	(59)	(110)
Changes in operating assets and liabilities:
Accounts receivable	118,447	(659)
Inventories	(64,783)	(178,527)
Prepaid expenses and other current assets	4,237	(15,361)
Other assets	(594)	311
Accounts payable	(91,840)	28,833
Accrued expenses and other current liabilities and other non-current liabilities	(25,990)	(20,560)
Operating lease liabilities	(1,861)	(2,187)
Other	(231)	4,124
Net cash and cash equivalents (used in) provided by operating activities	13,006	(53,995)
Cash flows from investing activities:
Purchase of marketable securities	(84,601)	—
Proceeds from maturities of marketable securities	807	—
Acquisitions of property and equipment, including capitalized software development costs	(17,775)	(16,124)
Net cash and cash equivalents used in investing activities	(101,569)	(16,124)
Cash flows from financing activities:
Proceeds from capital contributions	—	200
Proceeds from issuance of common stock upon initial public offering, net of offering costs	—	262,007
Repurchase of compensatory units	(14)	(160)
Repurchase of common stock upon Corporate Reorganization	—	(10)
Proceeds from exercise of stock options	31	—
Employee tax withholding payments on stock-based awards	(5,048)	—
Payments on capital leases	—	(24)
Net cash and cash equivalents (used in) provided by financing activities	(5,031)	262,013
Effect of exchange rate on changes on cash and cash equivalents	(232)	(29)
Net increase (decrease) in cash and cash equivalents	(93,826)	191,865
Cash and cash equivalents at beginning of period	241,597	122,215
Cash and cash equivalents at end of period	$147,771	$314,080
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	—	14
Cash paid during the period for income taxes	5,967	52,410
Supplemental disclosures of non-cash investing and financing activities:
Right-of-use assets obtained in exchange for new operating lease liabilities	$4,307	$3,529
Property and equipment included in accounts payable and accrued expenses and other current liabilities	$5,895	$3,118
Tax withholdings on stock-based awards included in accrued expenses and other current liabilities	$388	$—
Stock-based compensation capitalized for software development costs	$1,153	$673
Reclassification of liability awards to equity upon modification	$—	$10,784
Leasehold improvements acquired through tenant allowances	$752	$—